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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Incentive Plan of our report dated May 26, 2000, with respect to the consolidated financial statements and schedule of Selectica, Inc., included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP



San Jose, California
March 1, 2001